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                                 EXHIBIT 10.68


                      Brown & Sharpe Manufacturing Company
             Key Employees' Long-Term Deferred Cash Incentive Plan
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     1.  Purpose

         The purpose of the Brown & Sharpe Long-Term Deferred Cash Incentive Plan (the "Plan") is to promote the long term success of Brown & Sharpe (the "Company") and its shareholders by providing long-term incentive compensation to key employees of the Company.

     2.  Term

         The Plan is effective as of January 1, 1995 and will remain in effect until terminated by the Company's Board of Directors (the "Board").

     3.  Plan Administration

         The Plan is administered by the Salary Committee of the Board (the "Committee"). The Committee has full and exclusive power to interpret the Plan in its discretion and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary.

     4.  Eligibility

         The Committee shall designate those key employees of the Company or its subsidiaries who will participate in the Plan ("Participants") with respect to such fiscal year's performance. Participants for any fiscal year may include additional employees and may not include employees who had been Participants in prior fiscal years. Employment by a subsidiary shall be deemed to be employment by the Company for purposes of this Plan.

     5.  Bonus Pool; Award Credits; Accounts

         A. With respect to each fiscal year, commencing with the 1995 fiscal year, a bonus pool (the "Bonus Pool") shall be established in an amount equal to 6% of the Company's adjusted pre-tax profit (as defined on Schedule A) for such fiscal year.

         B. Each Participant employed on December 31 of such year shall become, subject to D below and Section 10, entitled to an award credit (an "Award Credit") equal to (i) the amount of the Bonus Pool for such year multiplied by (ii) a fraction, the numerator of which is the Participant's base salary actually paid in respect of such year and the denominator of which is the aggregate base salaries actually paid in respect of such year of all Participants employed on December 31 of such year. In the case of a participant whose salary is paid in non-U.S. currency, "base salary" shall be determined in U.S. dollars at average rates (as defined on Schedule
            A) during the year.

         B. Each Award Credit shall, as soon as practicable after it is determined and effective as of the January 1 immediately following the fiscal year to which the Award Credit relates, be credited to a memorandum account (an "Account" maintained under the Plan to reflect the Company's unfunded deferred compensation obligation to the Participant under the terms of the Plan. The Account shall, until paid, be credited with interest at a rate equal to the 12 month average of the Merrill Lynch Government Master Treasury Bond Index (Ten Plus Years) commencing with the January 1 referred to above.
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         D. (i)   Subject to subparagraph (ii) below, a Participant shall become vested in that portion of his or her Account attributable to an Award Credit (and any interest thereon) upon the earliest to occur of (a) the date of the Participant's death or disability (as determined by the Committee) while an employee of the Company, (b) the date of a participant's retirement from the Company at or after age 65, or (c) the third anniversary of the close of the fiscal year to which the Award Credit relates, provided the Participant has been continuously employed by the Company through and including such anniversary date.

            (ii) A Participant shall forfeit his or her Account (vested and unvested) if he or she is terminated for cause at any time. "Termination for cause" shall mean termination on account of intentional commission of theft, embezzlement, or other serious and substantial crimes against the Company, intentional wrongful engagement of competitive activity with respect to the Company, or intentional wrongful commission of material acts in clear and direct contravention of instructions from the Board or the Chief Executive Officer.

            (iii) Notwithstanding clause (i), but subject to the over-riding provisions of clause (ii) above, in the event of a change in control of the Company (as defined on Schedule B), all Participants employed by the Company immediately prior to such change in control shall have a fully vested and nonforfeitable interest in their Accounts as of the date immediately preceding the change in control.

         E. Except as otherwise provided by the Committee, in the event that a Participant forfeits all or a portion of his or her account, the amount of such forfeiture shall be added to the Bonus Pool for the fiscal year that includes the date of forfeiture.

     6.  Payment of Accounts

         Unless the Participant irrevocably elects at least one calendar year prior to his or her termination of employment to defer distribution of his or her account, distribution of such Account shall be made as follows: 1/3 of the Account shall be paid within 20 days following a Participant's termination of employment, 1/3 of the Account shall be paid on the first anniversary of such termination of employment, and 1/3 of the Account shall be paid on the second anniversary of such termination of employment. Any amounts that are the subject of a deferred distribution agreement shall be paid as agreed to by the Participant and the Company at the time of deferral. In the event of a Participant's death or disability (as determined by the Committee) during the distribution period, the Committee may provide for immediate payment of the remaining balance in the Participant's Account. Payment shall be conditional on a Participant's compliance with the covenant not to compete described in Section 7 below.

         A Participant shall execute all documents as the Committee may deem appropriate or necessary, including without limitation such documents as may be appropriate to evidence the covenant not to compete, before any distributions will be made from his or her Account.

          Notwithstanding the foregoing, the Committee may defer payment of all or a portion of a Participant's Account beyond the scheduled payment dates if in the judgment of the Committee such deferral is necessary to avoid disallowance of a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts, if any, deferred pursuant to the preceding sentence shall be paid or commence to be paid not later than the date Code Section 162(m) would no longer limit the deductibility of such payment, as reasonably determined by the Committee.

     7.  Covenant Not to Compete

         The Participant agrees that until two years after the Participant's employment with the Company and its affiliates terminates, the Participant shall not, without the prior written consent of the Committee, directly or indirectly, whether as owner, partner, principal, investor, consultant, agent, employee, co-venturer, or otherwise compete with any business of the Company or any of its affiliates within the United
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     States and any other country in which the Company and its affiliates are engaged in business at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its affiliates in the United States and such other countries. To the extent any portion of this Section 7 is determined by a court of competent jurisdiction to be invalid or unenforceable, this Section 7 shall be reformed so as to avoid such illegality and unenforceability and the resulting provisions shall be fully enforceable.

     8.  Assignment

         The Company's obligations under the Plan shall be binding upon its successors and assigns.

         Awards and rights to benefits under the Plan may not be assigned, alienated, sold or otherwise transferred by the Participant other than by will or the laws of descent and distribution. A Participant shall file with the Company the names of the beneficiaries to receive amounts, if any, remaining in his or her Account at the time of the Participant's death.

     9.  Withholding Taxes

         The Company will have the right to deduct withholding taxes from any payments made pursuant to the Plan, or make such other provisions as it deems necessary or appropriate to satisfy its obligations for withholding federal, state or local income, employment, excise or other taxes of the United States or other applicable foreign jurisdiction (including without limitation satisfying withholding obligations from a participant's base salary) as a result of Plan awards or as a result of other payments or benefits, not under the Plan, to a Participant.

     10. Amendment and Modification

         The Board may terminate the Plan at any time and may amend the Plan at any time and from time to time with or without retroactive effect, including without limitation amendments that change the form or timing of distributions or amendments that accelerate the vesting of all or a portion of a Participant's Account; provided, that no such amendment shall, without the consent of the affected Participant, reduce the balance (vested and unvested) of any Participant's Account below what it was immediately prior to the amendment. Without limiting the foregoing, the Committee shall have power to make such adjustments in the definition of adjusted pre-tax profit as it deems equitable to carry out the purposes of the Plan. Any decision of the Committee shall be final and binding on all parties. The Committee may also, in its discretion, alter the form or timing of, or otherwise modify the terms of, an Account distribution. If it determines such action to be necessary to preserve or reinstate the Plan's status as a "top hat" plan under Sections 201(a)(2), 301(a)(3), or 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or to ensure effective tax deferral under the Plan, the Committee may at any time exclude any individual from participation in the Plan or may make such other changes in the deferral or distribution rules hereunder as are reasonably determined by the Committee to be necessary to accomplish such result or results.

     11.  No Contract of Employment

          By participating in the Plan, each Participant expressly acknowledges and agrees that (i) nothing in the Plan or in its operation, including deferrals hereunder, limits the right of the Company to terminate the employment of the Participant at any time, with or without cause, and that
     (ii) neither the Participant nor his nor her beneficiaries will claim lost compensation or associated tax benefits related to discontinuance of participation in the Plan as damages or as a measure of damages in connection with any termination of employment.
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     12.  Plan to be Unfunded, Etc.

          The Plan is intended to be a "pension plan" (within the meaning of Section 3(2) of ERISA) that is unfunded for ERISA and tax purposes and that qualifies for the exemptions described in ERISA sections 201(a)(2), 301(a)(3), and 401(a)(1). The Committee shall be the "plan administrator" of the Plan and shall have discretion to construe its terms and determine each participant's eligibility for awards or distributions hereunder. If any person claims any benefit hereunder, the Committee shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the plan administrator to 180 days. If the Committee does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board or its designate, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Board or its designate shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied.

          Nothing in this Section or in Section 5 shall be construed as prohibiting the Company from establishing and maintaining a "rabbi trust" or similar trust or account in connection with the Plan, so long as the maintenance and funding of such a trust or account does not jeopardize the unfunded status of the Plan under ERISA or effective tax deferral under the Code.

     13.  Governing Law

          The Plan shall be construed under the laws of the State of Delaware.
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                                   Schedule A



     "Adjusted Pretax Profit" shall mean the product of (i) Profit Before Tax for the Current Fiscal Year and (ii) the ratio of The Weighted Average Outstanding Shares (1995) to The Weighted Average Outstanding Shares for the Current Fiscal Year where:

          "Current Fiscal Year" means the fiscal year on which an Award Credit is based;

          "The Weighted Average Outstanding Shares" means the year's weighted average number of the Company's common shares including, without limitation, Class A common stock and Class B common stock determined by the definitions and methods specified in APB No. 15 and as reported in Exhibit 11 of the Company's 10-K for the Current Fiscal Year. "The Weighted Average Outstanding Shares (1995)" shall be 8,715,212 shares, as adjusted from time to time for all stock splits, stock dividends and similar transactions;

          "Profit Before Tax" means the Company's consolidated net profit before income taxes, computed taking into account all expenses and charges except (a) the Current Fiscal Year's expense for the Plan and (b) gains and losses that result from extraordinary transactions or events, mergers, consolidations, acquisitions and dispositions, or other extraordinary or unusual transactions or events, if it is determined by the Committee that an adjustment in respect of such transaction or event is appropriate to avoid distortion in the operation of the Plan; and

          "Average Rates" shall mean the average of the local currency conversion rates to U.S. dollars at the end of each month for which the Participant is employed and paid his base salary rate as published by the Company's Treasurer's Office per the Company's Accounting Procedure 3.1 dated July 1995.
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                                   Schedule B



     "Change in Control" shall be deemed to have occurred if:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company; (ii) any subsidiary of the Company; (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), who is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, or securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (b) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exception given and the method of determining "beneficial ownership" used in clause
     (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b), or
     (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.